                                                                    EXHIBIT 4.4





                               State of Delaware

                       Office of the Secretary of State                   Page 1

                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF

DESIGNATION OF "NUMBER NINE VISUAL TECHNOLOGY CORPORATION", FILED IN THIS OFFICE

ON THE THIRTIETH DAY OF MARCH, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.













                                         /s/ Edward J. Freel
                                        ----------------------------------------
                                        Edward J. Freel, Secretary of State

2463735 8100                            AUTHENTICATION:   9659376

991123300                                         DATE:  03-30-99

                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 03/30/1999
                                                           991123300 - 2463735




                   CERTIFICATE OF DESIGNATION, PREFERENCES,

                                AND RIGHTS OF

                     SERIES B CONVERTIBLE PREFERRED STOCK

                                      OF

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

     NUMBER NINE VISUAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Coporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, by unanimous Consent of the Board of Directors dated March 29, 1999 adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of Three Hundred (300) shares of the Coporation's Preferred Stock, par value $.01 per share, which resolution is as follows:

RESOLVED: That the Board hereby designates a series of Preferred Stock of the Corporation, par value $.01 per share (the "Preffered Stock"), consisting of 300 shares of the authorized unissued Preferred Stock as Series B Convertible Preferred Stock (the "Series B Preferred Stock"), and that William L. Ralph, Assistant Treasurer of the Corporation, and the other officers of the Corporation, each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock (the "Certificate of Designation") in substantially the form attached hereto as Exhibit C as such officer or officers shall deem necessary or advisable to carry out the purposes of this Resolution.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 29th day of March, 1999.

                                   NUMBER NINE VISUAL
                                    TECHNOLOGY CORPORATION


                                   By: /s/ William L. Ralph
                                      ------------------------
                                      Name: William L. Ralph
                                      Title: Assistant Treasurer






Attest:


 /s/ Neil H. Aronson
--------------------------------
Neil H. Aronson, Secretary

                            Term of Preferred Stock

          Section 1.     Designation, Amount and Par Value.  The series of
                         ---------------------------------
preferred stock shall be designated as 4% Series B Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be 300
      ---------------
(which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each
                              ------                         -------
share of Preferred Stock shall have a par value of $.01 and a stated value of $10,000 (the "Stated Value").
              ------------

          Section 2.     Dividends.
                         ---------

          (a) Holders shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Stated Value per share) of 4% per annum, payable, subject to the provisions of this Section 2(a), on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such share is outstanding (each a "Dividend
                                                                  --------
Payment Date") and on each Conversion Date (as defined herein) for such share,
------------
commencing on the earlier to occur of the Conversion Date for such share and June 30, 1999, in cash or shares of Common Stock (as defined in Section 8). Subject to the terms and conditions herein, the decision whether to pay dividends hereunder in Common Stock or cash shall be at the discretion of the Company. Dividends on the Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on the Original Issue Date (as defined in Section 8), and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends, unless the Company provides the Holder with an unqualified legal opinion of its outside counsel (both of which legal opinion and counsel are acceptable to the Holder) that the accrual of any such dividend (as opposed to payment) is not permitted at such time under the General Corporation Law of the State of Delaware. A party that holds shares of Preferred Stock on the record date with respect to a Dividend Payment Date will be entitled to receive such dividend payment and any other accrued and unpaid dividends which accrued prior to such Dividend Payment Date, without regard to any sale or disposition of such Preferred Stock subsequent to the applicable record date. Except as otherwise provided herein, if at any time the Company pays less than the total amount of dividends then accrued on account of the Preferred Stock, such payment shall be distributed ratably among the Holders based upon the number of shares of Preferred Stock held by each Holder. If the Company is permitted hereunder to pay dividends in shares of Common Stock, then the number of shares of Common Stock issuable on account of such dividend shall equal the cash amount of such dividend on either the Dividend Payment Date or the Conversion Date, as applicable, divided by the Conversion Price (as defined herein) on such date. Any dividends to be paid in cash hereunder that are not paid within three (3) Trading Days (as defined in Section 8) following a Conversion Date or Dividend Payment Date, as applicable, shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum (such fees to accrue daily, from the date such dividend is due hereunder through and including the date of payment). The Company shall provide the Holders written notice of its intention to pay dividends in cash or shares of Common Stock not less than ten (10) days prior to any Dividend Payment Date for so long as shares of Preferred Stock are outstanding (the Company may indicate in such notice the maximum amount of cash dividends that it intends to pay during such period). Failure to timely provide such notice shall be deemed an election by the Company to pay dividends for such period in shares of Common Stock pursuant to the terms hereof.

          (b) Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of dividends on the Preferred Stock (and must deliver cash in respect thereof, subject to the provisions of Section 2(a) with respect to applicable law) if:

               (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to pay such dividends in shares of Common Stock;

               (ii)   after the Dividend Effectiveness Date (as defined in
Section 8), such shares (x) are not registered for resale pursuant to an effective Underlying Securities Registration Statement (as defined in Section
8), or (y) may not be sold without volume restrictions pursuant to Rule 144 promulgated under the Securities Act (as defined in Section 8), as determined by counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent in the form and substance acceptable to the applicable Holder and such transfer agent (if the Company is permitted and elects to pay dividends in shares of Common Stock under this clause (ii) prior to the Dividend Effectiveness Date and thereafter an Underlying Securities Registration Statement shall be declared effective by the Commission (as defined in Section
8), the Company shall, within three (3) Trading Days after the date of such declaration of effectiveness, exchange such shares for shares of Common Stock that are free of restrictive legends of any kind);

               (iii) the Company has failed to timely satisfy its conversion obligations hereunder; or

               (iv)   the issuance of such shares would result in a violation of
Section 5(a)(iii) or the rules of the Nasdaq Stock Market, Inc. or any other rules and regulations governing any Subsequent Market (as defined in Section 8) on which the Common Stock is then listed or quoted for trading.

          (c) So long as any Preferred Stock shall remain outstanding, neither the Company nor any subsidiary thereof shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (as defined in Section 8), nor shall the Company directly or indirectly pay or declare any dividend or make any distribution (other than a dividend or distribution described in Section 5 or dividends due and paid in the ordinary course on preferred stock of the Company at such times when the Company is in compliance with its payment and other obligations hereunder) upon, nor shall any distribution be made in respect of, any Junior Securities, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or shares pari passu with the Preferred Stock.

          Section 3.     Voting Rights.  Except as otherwise provided herein and
                         -------------
as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock, (c) amend its certificate of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

          Section 4.     Liquidation.  Upon any liquidation, dissolution or
                         -----------
winding-up of the Company, whether voluntary or involuntary (a "Liquidation"),
                                                                -----------
the Holders shall be entitled, subject to the rights of the holders of the Company's Series A Convertible Preferred Stock to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Stated Value plus all due but unpaid dividends per share, whether declared or not, before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of all or substantially all of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5. The Company shall mail written notice of any such Liquidation, not less than 45 days prior to the payment date stated therein, to each record Holder.

          Section 5.      Conversion.
                          ----------

          (a)(i) Conversions at Option of Holder. Each share of Preferred Stock
                 -------------------------------
shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 5(a)(iii)), at the Conversion Ratio (as defined in Section 8), at the option of the Holder at any time and from time to time from and after July 28, 1999 (the "Initial Conversion Date"); provided, that, (A) on and after
                    -----------------------    --------
the Initial Conversion Date, a Holder shall only be entitled to convert up to 25% of the number of shares of Preferred Stock issued to it on the Original Issue Date, (B) on and after the first month anniversary of the Initial Conversion Date, a Holder shall only be entitled to convert up to 50% of the number of shares of Preferred Stock issued to it on the Original Issue Date, on a cumulative basis, (C) on and after the second month anniversary of the Initial Conversion Date, a Holder shall only be entitled to convert up to 75% of the number of shares of Preferred Stock issued to it on the Original Issue Date, on a cumulative basis and (D) on and after the third month anniversary of the Initial Conversion Date, a Holder shall be entitled to convert all of the shares of Preferred Stock originally issued to it on the Original Issue Date. Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Compnay, together with the form of conversion notice attached hereto as Exhibit A (a
                                                               ---------
"Conversion Notice"). Each Conversion Notice shall specify the number of shares
 -----------------
of Preferred Stock to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by fascimile (the "Conversion Date"). If no Conversion Date
                                      ---------------
is specified in a Conversion Notice, the Conversion Date shall be the date that the Conversion Notice is deemed delivered hereunder. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder (in the manner and within the time set forth in Section 5(b)) a certificate representing the number of shares of Preferred Stock as have not been converted.

          (ii) Automatic Conversion. Subject to the provisions in this
               --------------------
paragraph, all outstanding shares of Preferred Stock for which conversion notices have not previously been received or for which redemption has not been made or required hereunder shall be automatically converted on the third anniversary of the Original Issue Date for such shares. The conversion contemplated by this paragraph shall not occur at such time as (a) (1) an Underlying Securities Registration Statement is not then effective or (2) the Holder is not permitted to resell Underlying Shares (as defined in Section 8) pursuant to Rule 144(k) promulgated under the Securities Act, without volume restrictions, as evidenced by an opinion letter of counsel acceptable to the Holder and the transfer agent for the Common Stock; (b) there are not sufficient shares of Common Stock authorized and reserved for issuance upon such conversion; or (c) the Company is then in default of its covenants and obligations hereunder or under the Purchase Agreement or Registration Rights Agreement. Notwithstanding the foregoing, the three-year period for conversion under this Section shall be extended (on a day-for-day basis) for any Trading Days after the date that the Commission declares effective an Underlying Securities Registration Statement that the Purchaser is unable to resell Underlying Shares under an Underlying Securities Registration Statement due to (a) the Common Stock not being listed for trading on the Nasdaq National Market (the "NASDAQ") or any Subsequent Market, (b) the failure of such
                      ------
Underlying Securities Registration Statement to remain effective during the Effectiveness Period (as defined in the Registration Rights Agreement) as to all Underlying Shares, or (c) the suspension of the Holder's ability to resell Underlying Shares thereunder. The provisions of Sections 5(a)(iii)(A)(1) and (2) shall not apply to any automatic conversion pursuant to this Section 5(a)(ii).

               (iii) Certain Conversion Restrictions.
                     -------------------------------

               (A)(1) A Holder may not convert shares of Preferred Stock or receive shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 4.999% of the then issued and outstanding shares of Common Stock, including shares insuable upon conversion of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company, Other Holders shall be unaffected by any such waiver.

                  (2) A Holder may not convert shares of Preferred Stock or received shares of Common Stock as payment of dividends hereunder to the extent such conversion or receipt of such dividend payment would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act (as defined in Section 8) and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of, and payment of dividends on, the shares of Preferred Stock held by such Holder after application of this Section. The Holder shall have the sole authority and obligation to determine whether the restriction contained in this Section applies and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which shares of Preferred Stock are convertible shall be in the sole discretion of the Holder. The provisions of this Section may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 75 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

               (B) Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of 1,883,237 shares of Common Stock upon conversion of Preferred Stock and payment of dividends hereunder, which number of shares shall be subject to adjustment pursuant to Sections 5(c)(ii), (iii), and (v) (such number of shares, the "Issuable
                                                               --------
Maximum"). The Issuable Maximum equals 19.99% of the number of shares of Common
-------
Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of liquidated damages hereunder shall not count towards the 1,883,237 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders. If on any Conversion Date (A) the Conversion Price then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion in full of all then outstanding shares of Preferred Stock and as payment of dividends thereon in shares of Common Stock, together with any shares of Common Stock previously issued upon conversion of shares of Preferred Stock and as payment of dividends thereon, would equal or exceed the Issuable Maximum, and (B) the Company shall not have previously obtained the vote of shareholders (the "Shareholder Approval"), if any, as may be required by the
                   --------------------
applicable rules and regulations of the Nasdaq Stock Market or other exchange or market on which the Common Stock is then listed or quoted for trading to approve the issuance of shares of Common Stock in excess of the Issuable Maximum pursuant to the terms hereof, then the Company shall issue to the Holder so requesting a conversion a number of shares of Common Stock equal to its pro-rata share of the Issuable Maximum (determined by reference to the number of shares of Preferred Stock issued to all Holders on the Original Issue Date) and, with respect to the remainder of the aggregate Stated Value of the shares of Preferred Stock then held by such Holder for which a conversion in accordance with the Conversion Price would result in an issuance of shares of Common Stock in excess of the Issuable Maximum (the "Excess Stated Value"), the converting
                                        -------------------
Holder shall have the option to require the Company to either (1) obtain the Shareholder Approval applicable to such issuance as soon as is possible, but in any event not later than the 75th day after such request, or (2) pay cash to the converting Holder in an amount equal to the Mandatory Redemption Amount (as defined in Section 8) for the Excess Stated Value. If the Company fails to pay the Mandatory Redemption Amount in full pursuant to this Section within seven
(7) days after the date payable, the Company will pay interest thereon at a rate of 18% per annum to the converting Holder, accruing daily from the Conversion Date until such amount, plus all such interest thereon, is paid in full. If the Company has been requested by the Holders to obtain, and fails to obtain, the Shareholder Approval by the 75/th/ day after such request, then the Holders shall have the right to require the Company to perform under, at the sole option of such Holder, clause (3) of this Section 5(a)(iii)(B). The Company and the Holders understand and agree that shares of Common Stock issued to and then held by Holders as a result of conversions of Preferred Stock and as payment of dividends thereon shall not be entitled to cast votes on any resolution to obtain Shareholder Approval pursuant hereto.

          (b)(i) Not later than three (3) Trading Days after any Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those required by Section 3.1(b) of the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Preferred Stock (subject to the limitations set forth in Section 5(a)(iii) hereof), (ii) one or more certificates representing the number of shares of Preferred Stock not converted, (iii) a bank check in the amount of accrued and unpaid dividends (if the Company has elected to pay accrued dividends in cash), and (iv) if the Company has elected and is permitted hereunder to pay accrued dividends in shares of Common Stock, certificates, which shall be free of restrictive legends and trading restrictions (other than those required by
Section 3.1(b) of the Purchase Agreement), representing such shares of Common Stock, provided, however, that the Company shall not be obligated to issue
       --------  -------
certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Preferred Stock until certificates evidencing such shares of Preferred Stock are delivered for conversion to the Company, or the Holder of such Preferred Stock notifies the Company that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. The Company shall, upon request of the Holder, if available, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If in the case of any Conversion Notice such certificate or certificates, including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, are not delivered to or as directed by the applicable Holder by the third (3/rd/) Trading Day after the Conversion Date, the Holder shall be entitled by written notice of the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the certificates representing the shares of Preferred Stock tendered for conversion.

               (ii) If the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $5,000 for each Trading Day after such third (3rd) Trading Day until such certificates are delivered. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holders from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Further, if the Company shall not have delivered any cash due in respect of conversions of Preferred Stock or as payment of dividends thereon by the third
(3rd) Trading Day after the Conversion Date, the Holder may, by notice to the Company, require the Company to issue shares of Common Stock pursuant to Section 5(c), except that for such purpose the Conversion Price applicable thereto shall be the lesser of the Conversion Price on the Conversion Date and the Conversion Price on the date of such Holder demand. Any such shares will be subject to the provision of this Section.

               (iii) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder such certificate or certificates pursuant to Section 5(b)(i), including for purposes hereof, any shares of Common Stock to be issued on the Conversion Date on account of accrued but unpaid dividends hereunder, by the third (3rd) Trading Day after the Conversion Date, and if after such third (3rd) Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder was entitled to receive upon such conversion (a "Buy-In"), then the Company shall (A) pay in
                                 -------
cash to the Holder (in addition to any remedies available to or elected by the Holder) the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the market price of the Common Stock at the time of the sale giving rise to such purchase obligation and (B) at the option of the Holder, either return the shares of Preferred Stock for which such conversion was not honored or deliver to such Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations under Section 5(b)(i). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Preferred Stock with respect to which the market price of the Underlying Shares on the date of Conversion totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In. Notwithstanding anything contained herein to the contrary, if a Holder requires the Company to make payment in respect of a Buy-In for the failure to timely deliver certificates hereunder and the Company timely pays in full such payment, the Company shall not be required to pay such Holder liquidated damages under
Section 5(b)(ii) in respect of the certificates resulting in such Buy-In.

        (c)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (a)
 ----------------
$4,2703 (the "Fixed Conversion Price") or (b) 88% of the average of the ten (10)
              ----------------------
lowest Per Share Market Values during the thirty (30) Trading Days immediately preceding the applicable Conversion Date (which, at the Holder's option, may include Trading Days prior to the Initial Conversion Date), provided, that such
                                                            --------
thirty (30) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock is suspended from the NASDAQ or a Subsequent Market on which it is listed for trading prior to such suspension, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is now effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares.

          If (a) the Underlying Securities Registration Statement is not filed on or prior to the Filing Date (if the Company files such Underlying Securities Registration Statement without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (a)), or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that an Underlying Securities Registration Statement will not be "reviewed," or not subject to further review or comment, or (c) the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Date, or (d) such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Securities (as defined in the Registration Rights Agreement) at any time prior to the expiration of the Effectiveness Period without being succeeded within ten (10) days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission, or (e) trading in the Common Stock shall be suspended from the NASDAQ or a Subsequent Market for more than three (3) Business Days (which need not be consecutive days), (f) the conversion rights of the Holders are suspended for any reason or (g) an amendment to the Underlying Securities Registration Statement is not filed by the Company with the Commission within ten (10) days of the Commission's notifying the Company that such amendment is required in order for the Underlying Securities Registration Statement to be declared effective (if the Company files such amendment without affording the Holder the opportunity to review and comment on the same as required by Section 3(a) of the Registration Rights Agreement, the Company shall not be deemed to have satisfied this clause (g)) (any such failure or breach being referred to as an "Event" and for purposes of clauses (a), (c), (f)
                                -----
the date on which such Event occurs, or for purposes of clause (b) the date on which such five (5) day period is exceeded, or for purposes of clauses (d) and
(g) the date which such 10 day-period is exceeded, or for purposes of clause (e) the date on which such three (3) Business Day-period is exceeded, being referred to as "Event Date"), then, on the Event Date and on each monthly anniversary
       ----------
thereof until such time as the applicable Event is cured, the Company shall pay to the Holder 2.5% of the aggregate Stated Value of all of the shares of Preferred Stock purchased by such Holder under the Purchase Agreement in cash, as liquidated damages and not as a penalty. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations hereunder.

          (ii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions of shares of its Junior Securities or pari passu securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Company, then the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 5(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

               (iii) If the Company, at any time while any shares of Preferred Stock are outstanding, shall issue rights, warrants or options to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value at the record date mentioned below, then the Fixed Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such rights, warrants or options, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right, warrant or option to purchase shares of Common Stock the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 5(c)(iii), if any such right, warrant or option shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration shall be recomputed and effective immediately upon such expiration shall be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5 upon the issuance of other rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights, warrants, or options been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights, warrants or options actually exercised.

               (iv) If the Company or any subsidiary thereof, as applicable with respect to Common Stock Equivalents (as defined below), at any time while any shares of Preferred Stock are outstanding, shall issue shares of Common Stock or rights, warrants, options or other securities or debt that is convertible into or exchangeable for shares of Common Stock ("Common Stock
                                                              ------------
Equivalents"), other than issuances pursuant to any (a) stockholder approved
-----------
stock option or stock purchase program solely to employees of the Company, (b) any acquisition, licensing joint venture or strategic partnership not primarily for the purpose of raising capital, or (c) conversion of any options, warrants or other convertible securities outstanding on the Original Issue Date, entitling any Person to acquire shares of Common Stock at a price per share less than the Conversion Price, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Common Stock or such Common Stock Equivalents plus the number of shares of Common Stock which the offering price for such shares of Common Stock or Common Stock Equivalents would purchase at the Conversion Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock so issued or issuable, provided, that for purposes hereof, all shares of Common Stock that are issuable
--------
upon conversion, exercise or exchange of Common Stock Equivalents shall be deemed outstanding immediately after the issuance of such Common Stock Equivalents. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.

               (v) If the Company, at any time while shares of Preferred Stock are outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Sections 5(c)(ii)-(iv) above), then in each such case the Fixed Conversion Price at which each share of Preferred Stock shall thereafter be convertible shall be determined by multiplying the Fixed Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value determined as of the record date mentioned above, and of which the numerator shall be such Per

Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding shares of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of
                                         --------  -------
a distribution exceeding ten percent (10%) of the net assets of the Company, if the Holders of a majority in interest of the Preferred Stock dispute such valuation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in
                                                       ---------
good faith by the Holders of a majority in interest of the shares of Preferred Stock then outstanding; and provided, further, that the Company, after receipt
                            --------  -------
of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                    (vi) All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

                    (vii) Whenever the Conversion Price is adjusted pursuant to Section 5(o)(ii), (iii), (iv), or (v) the Company shall promptly mail to each Holder, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

                    (viii) In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control Transactions), the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                    (ix) If (a) the Company shall declare a dividend (or any other distribution) on the Common Stock, (b) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (c) the Company shall authorize the granting to all holders of Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (d) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property, or (e) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Preferred Stock, and shall cause to be mailed to the Holders at their last addresses as they shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. Holders are entitled to convert shares of Preferred Stock during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

          (x) In case of any (1) merger or consolidated of the Company with or into another Person that would constitute a Change of Control Transaction, or
(2) sale by the Company of more than one-half of the assets of the Company (on an as valued basis) in one or a series of related transactions, or (3) tender or other offer or exchange (whether by the Company or another Person) pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, stock, cash or property of the Company or another Person; then, if a Holder has not exercised its rights of redemption, if any, under Section 7 hereof, such Holder shall have the right thereafter to (A) if permitted under Section 7 hereof, exercise its rights of redemption under
Section 7 with respect to such event, (B) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sales would have been entitled, (C) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation, or (D) in the event of an exchange or tender offer or other transaction contemplated by clause (3) of this Section, tender or exchange its shares of Preferred Stock for such securities, stock, cash and other property receivable upon or deemed to be held by holders of Common Stock that have tendered or exchanged their shares of Common Stock following such tender or exchange, and such Holder shall be entitled upon such exchange or tender to receive such amount of securities, cash and property as the shares of Common Stock into which shares of Preferred Stock could have been converted (taking into account all then accrued and unpaid dividends) immediately prior to such tender or exchange would have been entitled as would have been issued. In the case of clause (C), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale, consolidation, tender or exchange shall include such terms so as to continue to give the Holders of Preferred Stock the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

          (d) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the Holder of a share of Preferred Stock shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

          (e) The issuance of certificates for Common Stock on conversion of Preferred Stock and as payment of dividends in shares of Common Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

          (f) Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.


          (g) Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

          Section 6.     Optional Redemption.
                         -------------------

          (a) Subject to the provisions of this Section 6, the Company shall have the right, exercisable upon five (5) Trading Days' notice (an "Optional
                                                                    --------
Redemption Notice") to the Holders to redeem all or any portion of the shares of
-----------------
Preferred Stock which have not previously been redeemed, at a price equal to the Optional Redemption Price (as defined below); provided, that, in order to be valid an Optional Redemption Notice must have been delivered either (1) Within three (3) Trading Days after any 90 consecutive Trading Day period during which the average Per Share Market Value was less than the Fixed Conversion Price or
(ii) within one Trading Day after the Per Share Market Value for two (2) consecutive Trading Days was less than $1.60. The Company shall not be entitled to deliver an Optional Redemption Notice after the Effectiveness Date if: (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes is insufficient to satisfy the Company's conversion obligations of all shares of Preferred Stock then outstanding, or
(ii) the Underlying Shares then outstanding are not registered for resale pursuant to an effective Underlying Securities Registration Statement, or (iii) the Common Stock is not then listed for trading on the NASDAQ, on a Subsequent Market or the OTC Bulletin Board. The entire Optional Redemption Price shall be paid in cash. A Holder may convert (and the Company shall honor such conversions in accordance with the terms hereof) up to 25% of its shares of Preferred Stock subject to an Optional Redemption Notice given after the Effectiveness Date, provided that the Conversion Notice for such shares is delivered within 24 hours following the receipt by such Holder of such an Optional Redemption Notice.

          (b) Failure by the Company to pay any portion of the Optional Redemption Price by the 6th Trading Day following the date of an Optional Redemption Notice shall result in the invalidation ab initio if the unpaid
                                                   ---------
portion of such optional redemption, and, notwithstanding anything herein to the contrary, the Company shall thereafter have no further rights to optionally redeem any shares of Preferred Stock. In such event, the Company shall, at the option of the Holder, either, (i) not later than three (3) Trading Days from receipt of Holder's request for such election, return to the Holder all of the shares of Preferred Stock for which such Optional Redemption Price has not been paid in full (the "Unpaid Redemption Shares") or (ii) convert of all or any
                   ------------------------
portion of the Unpaid Redemption Shares in which event the Per Share Market Value for such shares shall be the lower of the Per Share Market Value calculated on the date the Optional Redemption Price was originally due and the Per Share Market Value as of the Holder's written demand for conversion. If the Holder elects option (ii) above, the Company shall within three (3) Trading Days of its receipt of such election deliver to the Holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such Holder conversion demand and otherwise perform its obligations hereunder with respect thereto.

          (c)  The "Optional Redemption Price" shall equal the sum of (i) the
                    -------------------------
Applicable Percentage (as defined below) multiplied by the aggregate Stated Value of the shares of Preferred Stock to be redeemed, (ii) all then accrued and unpaid dividends in respect of such shares of Preferred Stock and (iii) all other amounts, costs, expenses and liquidated damages due in respect of such shares of Preferred Stock. For the purposes hereof, "Applicable Percentage" shall mean (x)(l) for optional redemptions not satisfying the requirements of clause (y) of this paragraph, but for which the Optional Redemption Notice meets the requirements of clause (1) of the first sentence of Section 6(a) and such notice is given by October 31, 1999. 110%; and (2) for optional redemptions not satisfying the requirements of clause (y) of this paragraph, but for which the Optional Redemption Notice meets the requirements of clause (1) of the first sentence of Section 6(a) and such notice is given after October 31, 1999,118% and (y)(1) if the Optional Redemption Notice is given by October 31, 1999 and is given within two (2) Trading Days after the second consecutive Trading Day on which the Conversion Price is less than $1.60. 110%, and (2) if the Optional Redemption NOtice is given after October 31, 1999 and is given within two (2) Trading Days after the second consecutive Day on which the Conversion Price is less than $1.60, 118%.

     Section 7.     Redemption Upon Triggering Events.
                    ---------------------------------

     Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights may have hereunder or under applicable law), have the right, exercisable at the sole option of such Holder, to require the Company to redeem all or a portion of the Preferred Stock then held by such Holder for a redemption price, in cash, equal to the sum of (i) the Mandatory Redemption Amount plus (ii) the product of (A) the number of Underlying Shares issued in respect of conversions or as payment of dividends hereunder and then held by the Holder and (B) the Per Share Market Value on the date such redemption is demanded or the date the redemption price hereunder is paid in full, whichever is greater (such sum, "Redemption Price"). The Redemption Price shall be due and
                       ----------------
payable within (10) days of
the date on which the notice for the payment therefor is provided by a Holder. If the Company fails to pay the redemption price hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Company will pay interest thereon at a rate of 18% per annum, accruing daily from such date until the redemption price, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Preferred Stock is outstanding until such date as the Holder shall have received Underlying Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof.

          A "Triggering Event" means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

               (i) the failure of an Underlying Securities Registration Statement to be declared effective by the Commission on or prior to the 180th day after the Original Issue Date;

               (ii) if, during the Effectiveness Period, the effectiveness of the Underlying Securities Registration Statement lapses for any reason for more than an aggregate of three (3) Trading Days, or the Holder shall not be permitted to resell Registrable Securities under the Underlying Securities Registration Statement for more than an aggregate of three (3) Trading Days (which need not be consecutive Trading Days);

               (iii) the failure of the Common Stock to be listed for trading on the NASDAQ or on a Subsequent Market or the suspension of the Common Stock from trading on the NASDAQ or an a Subsequent Market, in either case, for more than three (3) Trading Days (which need not be consecutive Trading Days);

               (iv) the Company shall fail for any reason to deliver certificates representing Underlying Shares issuable upon a conversion hereunder that comply with the provisions hereof prior to the 10th day after the Conversion Date or the Company shall provide notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any Preferred Stock in accordance with the terms hereof.

               (v) the Company shall be a party to any Change of Control Transaction, shall agree to sell (in one or a series of related transactions) all or substantially all of its assets (whether or not such sale would constitute a Change of Control Transaction) or shall redeem more than a de minimis number of Common Stock or other Junior Securities (other than redemptions of Underlying Shares);

               (vi) an Event shall not have been cured to the satisfaction of the Holders prior to the expiration of sixty (60) days from the Event Date relating thereto (other than an Event under Sections 5(c)(i)(c) and (c) hereof);

               (vii) the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-in within seven (7) days after notice therefor is delivered hereunder; or

               (viii) the Company shall not have received at least $1,500,000 either in a bona fide equity financing from any Person or in non-recurring engineering fees from S3 Incorporated, in either case, by April 2, 1999.

          Section 8.     Definitions. For the purposes hereof, the following
                         -----------
terms shall have the following meanings:

          "Change of Control Transaction" means the occurrence of any of (i) an
           ------------------------------
acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(i) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions, or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means the Company's Common Stock, par value $.01 per
           ------------
share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

          "Conversion Ratio" means at any time, a fraction, the numerator of
           ----------------
which is Stated Value plus accrued but unpaid dividends but only to the extent not paid in Common Stock in accordance with the terms hereof, and the denominator of which is the Conversion Price at such time.

          "Dividend Effectiveness Date" means the earlier to occur of (x) the
           ---------------------------
Effectiveness Date (as defined in the Registration Rights Agreement) for the Preferred Stock and (y) the date that an Underlying Securities Registration Statement relating to the Preferred Stock is declared effective by the Commission.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.
           ------------

          "Junior Securities" means the Common Stock and all other equity
           -----------------
securities of the Company which are junior in rights and liquidation preference to the Preferred Stock.

          "Mandatory Redemption Amount" for each share of Preferred Stock means
           ---------------------------
the sum of (i) the greater of (A) the Stated Value and all accrued dividends with respect to such share and (B) the product of (a) the Per Share Market Value on the Trading Day immediately preceding (x) the date of the Triggering Event or the Conversion Date, as the case may be, or (y) the date of payment in full by the Company of the applicable redemption price, whichever is greater, and (b) the Conversion Ratio calculated on the date of the Triggering Event, or the Conversion Date, as the case may be, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of such share of Preferred Stock.

          "Original Issue Date" shall mean the date of the first issuance of any
           -------------------
shares of the Preferred Stock regardless of the number of transfers of any particular shares of Preferred Stock and regardless of the number of certificates which may be issued to evidence such Preferred Stock.

          "Per Share Market Value" means on any particular date (a) the closing
           ----------------------
bid price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a shares of Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.


          "Person" means a corporation, in association, a partnership,
           ------
organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          "Purchase Agreement" means the Convertible Preferred Stock Purchase
           ------------------
Agreement, dated the Original Issue Date, between the Company and the original Holder.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement, dated the Original Issue Date, between the Company and the original Holder.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Subsequent Market" means any of the New York Stock Exchange, American
           -----------------
Stock Exchange or Nasdaq SmallCap Market.

          "Trading Day" means (a) a day on which the Common Stock is traded on
           -----------
the NASDAQ or on the Subacquent Market on which the Common Stock is then listed or quoted, as the case may be, or (b) if the Common Stock is not listed on the NASDAQ or on a Subacquent Market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the
                                               --------  -------
event that the Common Stock is not listed or quoted as set forth in (a), (b) and
(c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

          "Underlying Securities Registration Statement" means a registration
           --------------------------------------------
statement that meets the requirements of the Registration Rights Agreement and registers the resale of all Underlying Shares by the recipient thereof, who shall be named as a "selling stockholder" thereunder.

          "Underlying Shares" means, collectively, the shares of Common Stock
           -----------------
into which the Shares are convertible and the shares of Common Stock issuable upon payment of dividends thereon in accordance with the terms hereof.

                                   EXHIBIT A

                             NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 4% Series B Convertible Preferred Stock indicated below, into shares of Common Stock, par value $.01 per share (the "Common Stock"), of Number Nine Visual Technology
                           ------------
Corporation (the "Company") according to the conditions hereof, as of the date
                  -------
written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion except for such transfer taxes, if any.

Conversion calculations:   _____________________________________________________
                           Date to Effect Conversion

                           _____________________________________________________
                           Number of shares of Preferred Stock to be Converted

                           _____________________________________________________
                           Number of shares of Common Stock to be Issued

                           _____________________________________________________
                           Applicable Conversion Price

                           _____________________________________________________
                           Signature

                           _____________________________________________________
                           Name

                           _____________________________________________________
                           Address

                               State of Delaware

                        Office of the Secretary of State
                                                                          Page 1
                             --------------------


    I, Edward J. Freel, Secretary of State of the State of Delaware, do hereby certify the attached is a true and correct copy of the certificate of correction of "Number Nine Visual Technology Corporation", filed in this office on the seventh day of April, A.D. 1999, at 9 o'clock a.m.

    A filed copy of this certificate has been forwarded to the New Castle County Recorder of Deeds.


                                     /s/ Edward J. Freel
                                     -----------------------------------
                                     Edward J. Freel, Secretary of State

                                     Authentication:  9674310
                                               Date:  04-07-99


2463735 8100
991135210

                         CERTIFICATE OF CORRECTION OF

        CERTIFICATE OF DESIGNATION, PREFERENCES, AND RIGHTS OF SERIES B

                          CONVERTIBLE PREFERRED STOCK

                                      OF

                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Number Nine Visual Technology Corporation.

     2. The Certificate of Designation, Preferences, and Rights of Series B Convertible Preferred Stock of the corporation, which was filed by the Secretary of State of Delaware on March 30, 1999, is hereby corrected.

     3.  The inaccuracies to be corrected in said instrument is as follows:

         (1.) Page 5, paragraph 1 reads: If the Company has been requested by the Holders to obtain, and fails to obtain, the Shareholder Approval by the 75th day after such request, then the Holders shall have the right to require the Company to perform under, at the sole option of such Holder, clause (3) of this
                                                             ----------
Section 5(a)(iii)(B).

         (2.) Page 4, paragraph 4 reads: (B) Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of 1,883,237 shares of Common Stock upon conversion of Preferred Stock and payment of dividends hereunder, which number of shares shall be subject to adjustment pursuant to Sections 5(c)(ii), (iii), and (v) (such number of shares, the "Issuable Maximum"). The Issuable Maximum equals 19.99% of the number of
     ----------------
shares of Common Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of liquidated damages hereunder shall not count towards the 1,883,237 share limit set forth in this paragraph and shall be paid
            ---------
in cash as provided herein unless otherwise agreed to by the Holders.

         (3.) Page 6, paragraph 3 reads: (a)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion
                               ----------------
Date shall be the lesser of (a) $4.2703 (the "Fixed Conversion Price") or (b)
                                -------      ------------------------
88% of the average of the ten (10) lowest Per Share Market Values during the thirty (30) Trading Days immediately preceding the applicable Conversion Date (which, at the Holder's option, may include Trading Days prior to the Initial Conversion Date), provided, that such thirty (30) Trading Day period shall be
                  --------
extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock is suspended from the NASDAQ or a Subsequent Market on which it is listed for trading prior to such suspension, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares.

                                  DC DCD-CERTIFICATE OF CORRECTION 01/98 (#1277)

         (4.)  Page 15, paragraph 1 reads: "Per Share Market Value" means on any
                                            ----------------------
particular date (a) the closing bid price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of
                                                                  -----
Common Stock in the over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

     4.  The portion of the instrument in corrected form is as follows:

         (1.) If the Company has been requested by the Holders to obtain, and fails to obtain, the Shareholder Approval by the 75th day after such request, then the Holders shall have the right to require the Company to perform under, at the sole option of such Holder, clause (2) of this Section 5(a)(iii)(B).
                                   ----------

         (2.) (B) Notwithstanding anything to the contrary set forth herein, the Company shall not be obligated to issue in excess of 1,883,236 shares of
                                                         ---------
Common Stock upon conversion of Preferred Stock and payment of dividends hereunder, which number of shares shall be subject to adjustment pursuant to Sections 5(c)(ii), (iii), and (v) (such number of shares, the "Issuable
                                                               --------
Maximum"). The Issuable Maximum equals 19.99% of the number of shares of Common
-------
Stock outstanding immediately prior to the Closing. Shares of Common Stock issued in respect of liquidated damages hereunder shall not count towards the 1,883,236 share limit set forth in this paragraph and shall be paid in cash as provided herein unless otherwise agreed to by the Holders.

         (3.) (b)(i) The conversion price for each share of Preferred Stock (the "Conversion Price") in effect on any Conversion Date shall be the lesser of
      ----------------
(a) $4.14 (the "Fixed Conversion Price") or (b) 88% of the average of the ten
    -----       ----------------------
(10) lowest Per Share Market Values during the thirty (30) Trading Days immediately preceding the applicable Conversion Date (which, at the Holder's option, may include Trading Days prior to the Initial Conversion Date, provided,
                                                                       --------
that such thirty (30) Trading Day period shall be extended for the number of Trading Days, if any, during such period in which (A) trading in the Common Stock is suspended from the NASDAQ or a Subsequent Market on which it is listed for trading prior to such suspension, or (B) after the date declared effective by the Commission, the Underlying Securities Registration Statement is not effective, or (C) after the date declared effective by the Commission, the Prospectus included in the Underlying Securities Registration Statement may not be used by the Holder for the resale of Underlying Shares.

                                  DB BCD-CERTIFICATION CORRECTION 01/98 (#1277)

         (4.)  "Per Share Market Value" means on any particular date (a) the
                ----------------------
closing bid price per share of Common Stock on such date on the NASDAQ or on the Subsequent Market on which the Common Stock is then listed or quoted, or if there is no such price on such date, then the closing bid price on the NASDAQ or on such Subsequent Market on the date nearest preceding such date, or (b) if the Common Stock is not then listed or quoted on the NASDAQ or on a Subsequent Market, the closing bid price for a share of Common Stock in the
                                    -----
over-the-counter market, as reported by the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (c) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the Holder, or (d) if the Common Stock are not then publicly traded the fair market value of a Common Share as determined by an Appraiser selected in good faith by the Holders of a majority of the shares of the Preferred Stock.

                                   Signed on April 6, 1999

                                   /s/ William Ralph
                                   ----------------------------------
                                   William Ralph, Assistant Treasurer


                                 DE DCD-CERTIFICATE OF CORRECTION 01/98 (#1277)